FINANCIAL GUARANTY INSURANCE COMPANY

==============================================================================


Audited Financial Statements

December 31, 2000

         Report of Independent Auditors................................1
         Balance Sheets................................................2
         Statements of Income..........................................3
         Statements of Stockholder's Equity............................4
         Statements of Cash Flows......................................5
         Notes to Financial Statements.................................6

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

Financial Guaranty Insurance Company                                                             Balance Sheets
---------------------------------------------------------------------------------------------------------------

($ in Thousands, except per share amounts)

                                                                              December 31,        December 31,
Assets                                                                            2000                 1999
                                                                              ------------        ------------
Fixed maturity securities, at fair value
  (amortized cost of $2,417,394 in 2000 and $2,484,753 in 1999)                $2,451,217          $2,412,504
Short-term investments, at cost, which approximates fair value                    123,932             114,776
Cash                                                                                  991                 924
Accrued investment income                                                          37,055              38,677
Reinsurance recoverable                                                             8,956               8,118
Prepaid reinsurance premiums                                                      132,271             133,874
Deferred policy acquisition costs                                                  68,430              71,730
Property and equipment, net of accumulated depreciation
($8,015 in 2000 and $7,803 in 1999)                                                   626                 967
Prepaid expenses and other assets                                                  12,539              16,672
                                                                              -----------         -----------

        Total assets                                                           $2,836,017          $2,798,242
                                                                              ===========         ===========

Liabilities and Stockholder's Equity

Liabilities:

Unearned premiums                                                              $  581,385          $  578,930
Loss and loss adjustment expenses                                                  46,707              45,201
Ceded reinsurance balances payable                                                    600               2,310
Accounts payable and accrued expenses                                              15,351              16,265
Current federal income taxes payable                                               77,092              62,181
Deferred federal income taxes                                                      85,220              46,346
Payable for securities purchased                                                        -               7,894
                                                                              -----------          ----------

        Total liabilities                                                         806,355             759,127
                                                                              -----------          ----------

Stockholder's Equity:

Common stock, par value $1,500 per share;
10,000 shares authorized, issued and outstanding                                   15,000              15,000
Additional paid-in capital                                                        383,511             383,511
Accumulated other comprehensive income                                             23,120             (46,687)
Retained earnings                                                               1,608,031           1,687,291
                                                                              -----------          ----------

        Total stockholder's equity                                              2,029,662           2,039,115
                                                                              -----------          ----------

        Total liabilities and stockholder's equity                             $2,836,017          $2,798,242
                                                                              ===========          ==========


                              See accompanying notes to financial statements.

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

Financial Guaranty Insurance Company                                                    Statements of Income
---------------------------------------------------------------------------------------------------------------


($ in Thousands)

                                                                  For the Year Ended December 31,
                                                           ----------------------------------------------------
                                                           2000                  1999                   1998
                                                           ----                  ----                   ----
Revenues:
Gross premiums written                                    $102,323             $112,029              $112,425
Ceded premiums                                             (18,182)             (14,988)              (19,444)
                                                         ----------           ----------             ---------

  Net premiums written                                      84,141               97,041                92,981
(Increase)/decrease in net unearned premiums                (4,058)              16,759                12,529
                                                         ----------           ---------              --------

  Net premiums earned                                       80,083              113,800               105,510
Net investment income                                      135,624              134,994               133,353
Net realized gains                                          21,929               32,878                29,360
                                                         ---------            ---------              --------

  Total revenues                                           237,636              281,672               268,223
                                                         ---------            ---------              --------

Expenses:

Loss and loss adjustment expenses                            3,550              (11,185)                3,178
Policy acquisition costs                                     8,096                7,198                13,870
Decrease in deferred policy acquisition costs                3,300                9,194                 5,362
Other underwriting expenses                                 15,978               18,467                18,539
                                                         ---------            ---------              --------

  Total expenses                                            30,924               23,674                40,949
                                                         ---------            ---------              --------

Income before provision for Federal income taxes           206,712              257,998               227,274
                                                         ---------            ---------              --------

Federal income tax expense:
  Current                                                   34,687               53,849                41,467
  Deferred                                                   1,285               (1,857)                   17
                                                         ---------            ----------             --------

  Total Federal income tax expense                          35,972               51,992                41,484
                                                         ---------            ---------              --------

  Net income                                              $170,740             $206,006              $185,790
                                                         =========            =========              ========


                              See accompanying notes to financial statements.

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

Financial Guaranty Insurance Company                                                           Statement of Stockholder's Equity
--------------------------------------------------------------------------------------------------------------------------------


                                                                         Additional         Accumulated Other
                                                           Common          Paid-In       Comprehensive Income\       Retained
                                                            Stock         Capital                (Loss)              Earnings
                                                           ------        ---------       ----------------------      ---------

Balance, January 1, 1998                                    $15,000       $383,511              $83,935             $1,470,495
Net income                                                        -              -                    -                185,790
Other comprehensive income:
    Change in fixed maturity securities
    available for sale, net of tax of $4,636                      -              -                8,610                     -
    Change in foreign currency translation adjustment             -              -                 (623)                    -
Total comprehensive income                                        -              -                    -                     -
Dividend declared                                                 -              -                    -                (75,000)
                                                            --------     ---------               ------             -----------
Balance, December 31, 1998                                   15,000        383,511               91,922              1,581,285
                                                            --------     ---------               ------             -----------
Net income                                                        -              -                    -                206,006
Other comprehensive income/(loss):
    Change in fixed maturity securities
    available for sale, net of tax benefit of $75,524             -              -             (140,259)                    -
    Change in foreign currency translation adjustment             -              -                1,650                     -
Total comprehensive income                                        -              -                    -                     -
Dividend declared                                                 -              -                    -               (100,000)
                                                            --------     ---------               ------             -----------
Balance at December 31, 1999                                 15,000        383,511              (46,687)             1,687,291
                                                            --------     ---------               ------             -----------
Net income                                                        -              -                    -                170,740
Other comprehensive income:
    Change in fixed maturity securities                                                          68,946                     -
    available for sale, net of tax of $37,126                     -              -
    Change in foreign currency translation adjustment             -              -                  861
Total comprehensive income                                        -              -                    -                     -
Dividend declared                                                 -              -                    -               (250,000)
                                                            --------     ---------              -------             -----------
Balance at December 31, 2000                                $15,000       $383,511              $23,120             $1,608,031
                                                            ========     =========              =======             ===========


                                                                Total
                                                                -----
Balance, January 1, 1998                                        $1,952,941
                                                                ----------
Net income                                                         185,790
Other comprehensive income:
    Change in fixed maturity securities
    available for sale, net of tax of $4,636                        8,610
    Change in foreign currency translation adjustment                (623)
                                                                ----------
Total comprehensive income                                        193,777
                                                                ----------
Dividend declared                                                  (75,000)
                                                                ----------
Balance, December 31, 1998                                       2,071,718
                                                                ----------
Net income                                                         206,006
Other comprehensive income/(loss):
    Change in fixed maturity securities
    available for sale, net of tax benefit of $75,524             (140,259)
    Change in foreign currency translation adjustment                1,650
                                                                ----------
Total comprehensive income                                          67,397
                                                                ----------
Dividend declared                                                 (100,000)
                                                                ----------
Balance at December 31, 1999                                     2,039,115
                                                                ----------
Net income                                                         170,740
Other comprehensive income:
    Change in fixed maturity securities                             68,946
    available for sale, net of tax of $37,126
    Change in foreign currency translation adjustment                 861
                                                                ----------

Total comprehensive income                                         240,547
                                                                ----------
Dividend declared                                                 (250,000)
                                                                ----------
Balance at December 31, 2000                                    $2,029,662
                                                                ==========



                              See accompanying notes to financial statements.


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

Financial Guaranty Insurance Company                                                            Statements of Cash Flows
-------------------------------------------------------------------------------------------------------------------------


($ in Thousands)

                                                                                  For the Year Ended December 31,
                                                                      ---------------------------------------------------
                                                                            2000                 1999           1998
                                                                            ----                 ----           ----
Operating Activities:
Net income                                                              $  170,740          $  206,006     $  185,790
  Adjustments to reconcile net income to net cash provided by operating activities:
  Change in unearned premiums                                                2,455             (31,252)       (18,371)
  Change in loss and loss adjustment expense reserves                        1,506             (14,648)       (17,077)
  Depreciation of property and equipment                                       341                 835          1,399
  Change in reinsurance recoverable                                           (838)                 (3)           105
  Change in prepaid reinsurance premiums                                     1,603              14,492          5,842
  Change in foreign currency translation adjustment                          1,324               2,538           (958)
  Policy acquisition costs deferred                                         (8,096)             (7,198)       (13,870)
  Amortization of deferred policy acquisition costs                         11,396              16,392         19,232
  Change in accrued investment income, and prepaid
      expenses and other assets                                              5,755              (4,264)        12,847
  Change in other liabilities                                               (2,624)             (6,318)        15,606
  Deferred income taxes                                                      1,285               1,857             17
  Amortization of fixed maturity securities                                  4,494               4,674          4,149
  Change in current income taxes payable                                    14,911              (7,361)        50,207
  Net realized gains on investments                                        (21,929)            (32,878)       (29,360)
                                                                            ------              ------         ------
Net cash provided by operating activities                                  182,323             142,872        215,558
                                                                           -------             -------        -------
Investing Activities:

Sales and maturities of fixed maturity securities                          987,607             881,268        607,372
Purchases of fixed maturity securities                                    (910,707)           (814,153)      (818,999)
Purchases, sales and maturities of short-term investments, net              (9,156)            (84,381)        45,644
Purchases of property and equipment, net                                         -                   -            (59)
                                                                           -------             --------        -------

Net cash provided by (used in) investing activities                         67,744             (17,266)      (166,042)
                                                                           -------             --------      ---------
Financing Activities:

                                                                                                     -              -
Dividends paid                                                            (250,000)           (125,000)       (50,000)
                                                                          ---------           ---------       --------
Net cash used in financing activities                                     (250,000)           (125,000)       (50,000)
                                                                          ---------           ---------       --------
(Decrease)/increase in cash                                                     67                 606           (484)
Cash at beginning of year                                                      924                 318            802
                                                                          ---------           ---------       --------
Cash at end of year                                                     $      991          $      924     $      318
                                                                          =========           =========       ========



                              See accompanying notes to financial statements.


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Financial Guaranty Insurance

Company                                         Notes to Financial Statements

------------------------------------------------------------------------------

(1)      Business

         Financial Guaranty Insurance Company (the "Company") is a wholly-owned insurance subsidiary of FGIC Corporation (the "Parent"). The Parent is owned approximately ninety-nine percent by General Electric Capital Corporation ("GE Capital") and approximately one percent by Sumitomo Marine and Fire Insurance Company, Ltd. The Company provides financial guaranty insurance on newly issued municipal bonds and municipal bonds trading in the secondary market, the latter including bonds held by unit investment trusts and mutual funds. The Company also insures structured debt issues outside the municipal market. Approximately 88% of the business written since inception by the Company has been municipal bond insurance.

         The Company insures only those securities that, in its judgment, are of investment grade quality. Municipal bond insurance written by the Company insures the full and timely payment of principal and interest when due on scheduled maturity, sinking fund or other mandatory redemption and interest payment dates to the holders of municipal securities. The Company's insurance policies do not provide for accelerated payment of the principal of, or interest on, the bond insured in the case of a payment default. If the issuer of a Company-insured bond defaults on its obligation to pay debt service, the Company will make scheduled interest and principal payments as due and is subrogated to the rights of bondholders to the extent of payments made by it.

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)      Significant Accounting Policies

         The accompanying financial statements have been prepared on the basis of accounting principles generally accepted in the United States of America ("GAAP") which differ in certain respects from the accounting practices prescribed or permitted by regulatory authorities (see Note
         3). Significant accounting policies are as follows:

         Investments

         Securities held as available-for-sale are recorded at fair value and unrealized holding gains/losses are recorded as a separate component of accumulated other comprehensive income, net of applicable income taxes.

         Short-term investments are carried at cost, which approximates fair value. Bond discounts and premiums are amortized over the remaining terms of the securities. Realized gains or losses on the sale of investments are determined on the basis of specific identification.

Financial Guaranty Insurance

Company                              Notes to Financial Statements (Continued)
------------------------------------------------------------------------------

         Premium Revenue Recognition

         Premiums for policies where premiums are collected in a single payment at policy inception are earned over the period at risk, based on the total exposure outstanding at any point in time. Financial guaranty insurance policies exposure generally declines according to predetermined schedules. For policies with premiums that are collected periodically, premiums are reflected in income pro rata over the period covered by the premium payment.

         Policy Acquisition Costs

         Policy acquisition costs include only those expenses that relate directly to premium production. Such costs include compensation of employees involved in underwriting, marketing and policy issuance functions, rating agency fees, state premium taxes and certain other underwriting expenses, offset by ceding commission income on premiums ceded to reinsurers (see Note 6). Net acquisition costs are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses and maintenance costs are considered in determining the recoverability of acquisition costs.

         Loss and Loss Adjustment Expenses

         Provision for loss and loss adjustment expenses includes principal and interest and other payments due under insured risks at the balance sheet date for which, in management's judgment, the likelihood of default is probable. Such reserves amounted to $46.7 million and $45.2 million at December 31, 2000 and 1999, respectively. As of December 31, 2000 and 1999, such reserves included $36.2 million and $32.7 million, respectively, established based on an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. As of December 31, 2000 and 1999, discounted case-basis loss and loss adjustment expense reserves were $10.5 million and $12.5 million, respectively. Loss and loss adjustment expenses include amounts discounted at an approximate interest rate of 5.3% in 2000 and 6.6% in 1999. The amount of the discount as of December 31, 2000 and 1999 was $6.1 million and $8.7 million, respectively. The discount rate used is based upon the risk free rate for the average maturity of the applicable bond sector. The reserve for loss and loss adjustment expenses is necessarily based upon estimates, however, in management's opinion the reserves for loss and loss adjustment expenses is adequate. However, actual results will likely differ from those estimates.

         Income Taxes

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences relate principally to unrealized gains (losses) on fixed maturity securities available-for-sale, premium revenue recognition, deferred acquisition costs and portfolio loss reserving compensation. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Financial Guaranty Insurance

Company                               Notes to Financial Statements (Continued)
------------------------------------------------------------------------------

         Financial guaranty insurance companies are permitted to deduct from taxable income, subject to certain limitations, amounts added to statutory contingency reserves (see Note 3). The amounts deducted must be included in taxable income upon their release from the reserves or upon earlier release of such amounts from such reserves to cover losses as permitted by insurance regulators. The amounts deducted are allowed as deductions from taxable income only to the extent that U.S. government non-interest bearing tax and loss bonds are purchased and held in an amount equal to the tax benefit attributable to such deductions.

         Property and Equipment

         Property and equipment consists of office furniture, fixtures, computer equipment and software and leasehold improvements which are recorded at cost and are charged to income over their estimated service lives. Office furniture and fixtures are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

         Foreign Currency Translation

         The Company has established foreign branches in France and the United Kingdom and determined that the functional currencies of these branches are their local currencies. Accordingly, the assets and liabilities of these foreign branches are translated into U.S. dollars at the rates of exchange existing at December 31, 2000 and 1999 and revenues and expenses are translated at average monthly exchange rates. The cumulative translation gain at December 31, 2000 and 1999 was $1.1 million and $0.3 million, respectively, net of tax, and is reported as a component or accumulated other comprehensive income in the statement of stockholder's equity.

         New Accounting Pronouncements

         The Financial Accounting Standards Board ("FASB") has issued, then subsequently amended Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging activities, effective for Financial Guaranty Insurance Company on January 1, 2001. Upon adoption, all derivative instruments (including certain derivative instruments embedded in other contracts) will be recognized in the balance sheet at their fair values; changes in such fair values must be recognized immediately in earnings unless specific hedging criteria are met. Management has determined that at December 31, 2000, there is no effect on the Company's financial statements related to the adoption of SFAS 133, as the Company does not pariticipate in any hedging activities.

Financial Guaranty Insurance

Company                               Notes to Financial Statements (Continued)
------------------------------------------------------------------------------

(3)      Statutory Accounting Practices

         The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The NAIC has approved the codification project effective January 1, 2001.

         The Company has assessed the impact of the NAIC codification on its statutory financial statements, and no material effect on statutory capital & surplus is expected. The following are the significant ways in which statutory-basis accounting practices differ from GAAP:

                  (a) premiums are earned directly in proportion to the scheduled principal and interest payments rather than in proportion to the total exposure outstanding at any point in time.

                  (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;

                  (c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;

                  (d) certain assets designated as non-admitted assets are charged directly against surplus but are reflected as assets under GAAP, if recoverable;

                  (e) federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and the tax bases of assets and liabilities;

                  (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as federal income tax payments; and

                  (g) all fixed income investments are carried at amortized cost rather than at fair value for securities classified as available-for-sale under GAAP.



Financial Guaranty Insurance
Company                              Notes to Financial Statements (Continued)
------------------------------------------------------------------------------

The following is a reconciliation of net income and stockholder's equity presented on a GAAP basis to the corresponding amounts reported on a statutory-basis for the periods indicated below (in thousands):


                                                                              Years Ended  December 31,
                                                     -----------------------------------------------------------------
                                                                     2000                                 1999
                                                     ----------------------------------   ----------------------------
                                                         Net
                                                     Stockholder's    Stockholder's         Net         Stockholder's
                                                        Income            Equity          Income            Equity
                                                     -------------    -------------       ------        -------------


GAAP basis amount                                      $170,740        $2,029,662         $206,006        $2,039,115

Premium revenue recognition                             (10,415)         (204,974)             596          (194,559)

Deferral of acquisition costs                             3,300           (68,430)           9,194           (71,730)

Contingency reserve                                           -          (823,570)               -          (721,427)

Contingency reserve tax deduction (see Note 2)                -            74,059                -            74,059

Non-admitted assets                                           -              (592)               -              (806)

Case basis loss reserves                                  1,023              (198)          (1,294)           (1,221)

Portfolio loss reserves                                   2,800            28,700           (7,000)           25,900

Deferral of income taxes                                  1,285            73,195           (1,857)           71,551

Unrealized (gains) losses on fixed maturity
securities net of tax                                         -           (21,985)               -            46,962

Recognition of profit commission                           (256)           (7,399)          (1,092)           (7,143)

Unauthorized reinsurance                                       -              (87)               -               (87)

Allocation of tax benefits due to
Parent's net operating loss to the
Company (see Note 5)                                        292            11,385              (76)           11,093
                                                        -------         ---------         --------        ----------
Statutory-basis amount                                 $168,769        $1,089,766         $204,477        $1,271,707
                                                        =======         =========         ========        ==========


                                                                  1998
                                                       ---------------------------
                                                          Net
                                                         Income           Equity
                                                        --------         --------
GAAP basis amount                                      $185,790        $2,071,718

Premium revenue recognition                             (13,946)         (195,155)

Deferral of acquisition costs                             5,362           (80,924)

Contingency reserve                                           -          (627,257)

Contingency reserve tax deduction (see Note 2)                -            74,059

Non-admitted assets                                           -            (1,502)

Case basis loss reserves                                  1,945                73

Portfolio loss reserves                                   3,900            32,900

Deferral of income taxes                                     17            72,521

Unrealized (gains) losses on fixed maturity
securities net of tax                                         -           (93,297)

Recognition of profit commission                          1,338            (6,050)

Unauthorized reinsurance                                      -               (39)

Allocation of tax benefits due to
Parent's net operating loss to the
Company (see Note 5)                                        253            11,169
                                                        -------         ---------
Statutory-basis amount                                 $184,659        $1,258,216
                                                        =======         =========


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Financial Guaranty Insurance Company
Company                               Notes to Financial Statements (Continued)
-------------------------------------------------------------------------------



4)       Investments

         Investments in fixed maturity securities carried at fair value of $3.6 million and $3.1 million as of December 31, 2000 and 1999, respectively, were on deposit with various regulatory authorities as required by law.

         The amortized cost and fair values of short-term investments and of investments in fixed maturity securities classified as available-for-sale are as follows (in thousands) as of December 31:


                                                                      Gross            Gross
                                                                    Unrealized       Unrealized
                                                  Amortized          Holding          Holding                  Fair
         2000                                       Cost              Gains            Losses                  Value
         ----                                    ----------         ----------       -----------               ------

         U.S. Treasury securities and
           obligations of U.S. government
           corporations and agencies               $    34,316         $     504          $   159          $     34,661

         Obligations of states and political
           subdivisions                              2,292,794            42,841           10,282             2,325,353

         Debt securities issued by foreign
           governments                                  44,146             1,109              118                45,137

         Other                                          46,138                 -               72                46,066
                                                     ---------           -------          -------             ---------
         Investments available-for-sale              2,417,394            44,454           10,631             2,451,217

         Short-term investments                        123,932                 -                -               123,932
                                                     ---------           -------          -------             ---------
         Total                                      $2,541,326           $44,454          $10,631            $2,575,149
                                                     =========           =======          =======             =========




Financial Guaranty Insurance
Company                              Notes to Financial Statements (Continued)
------------------------------------------------------------------------------

                                                                               Gross                Gross
                                                                             Unrealized           Unrealized
                                                        Amortized             Holding              Holding                Fair
         1999                                             Cost                 Gains                Losses                Value

         U.S. Treasury securities and
           obligations of U.S. government
           corporations and agencies                    $   44,592            $     2              $ 2,163            $   42,431
         Obligations of states and political
           subdivisions                                  2,336,563             12,916               81,062             2,268,417
         Debt securities issued by foreign
           governments                                      41,043                604                  373                41,274
         Other                                              62,555                112                2,285                60,382
                                                          ---------           -------               -------             ---------
         Investments available-for-sale                  2,484,753             13,634               85,883             2,412,504
         Short-term investments                            114,776                  -                    -               114,776
                                                          ---------           -------               -------            ----------
         Total                                          $2,599,529            $13,634              $85,883            $2,527,280
                                                          =========           =======               =======            ==========


         The amortized cost and fair values of short-term investments and of investments in fixed maturity securities available-for-sale at December 31, 2000, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                 Amortized                           Fair
                                                                     Cost                           Value
                                                                 ---------                       ----------

               Due in one year or less                           $    130,508                    $    130,515
               Due after one year through five years                  174,900                         177,231
               Due after five years through ten years                 541,027                         551,044
               Due after ten years through twenty years             1,526,208                       1,550,110
               Due after twenty years                                 168,683                         166,249
                                                                    ---------                       ----------
                                                    Total        $  2,541,326                     $ 2,575,149
                                                                    =========                       =========


         In 2000, 1999 and 1998, proceeds from sales and maturities of investments in fixed maturity securities available-for-sale carried at fair value were $987.6 million, $881.3 million, and $607.4 million, respectively. For 2000, 1999 and 1998 gross gains of $22.7 million, $35.1 million, and $29.6 million respectively, and gross losses of $0.8 million, $2.2 million, and $0.2 million respectively, were realized on such sales.



Financial Guaranty Insurance
Company                              Notes to Financial Statements (Continued)

------------------------------------------------------------------------------


         Net investment income of the Company is derived from the following sources (in thousands):


                                                                               Year Ended December 31,
                                                                      ------------------------------------------
                                                                        2000             1999            1998
                                                                      --------         --------        --------

         Income from fixed maturity securities                        $120,926         $130,402        $129,942
         Income from short-term investments                             15,734            5,564           4,421
                                                                       -------          -------         --------

         Total investment income                                       136,660          135,966         134,363
         Investment expenses                                             1,036              972           1,010
                                                                       -------          -------         --------

         Net investment income                                        $135,624         $134,994        $133,353
                                                                       =======          =======        =========

         As of December 31, 2000, the Company did not have more than 3% of its investment portfolio concentrated in a single issuer or industry.

(5)      Income Taxes

         The Company files its federal tax return as part of the consolidated return of General Electric Capital Corporation ("GE Capital"). Under the tax sharing agreement with GE Capital, tax is allocated to the Company and the Parent based upon their respective contributions to consolidated net income. The Company also has a separate tax sharing agreement with its Parent. Under this agreement the Company is entitled to the tax benefit of the Parent's net operating loss. The current tax payable reflects an $11.4 million cumulative tax benefit owed to the Parent for this benefit.

          The Company's effective federal corporate tax rate (17.4 percent in 2000, 20.1 percent in 1999, and 18.3 percent in 1998) is less than the corporate tax rate on ordinary income of 35 percent in 2000, 1999 and 1998, primarily due to tax exempt interest on municipal investments.



Financial Guaranty Insurance
Company                              Notes to Financial Statements (Continued)
------------------------------------------------------------------------------

         The following is a reconciliation of federal income taxes computed at the statutory rate and the provision for federal income taxes (in thousands):


                                                                           Year Ended December 31,
                                                              ---------------------------------------------
                                                               2000                 1999              1998
                                                              --------            --------           -------

         Income taxes computed on income
           before provision for federal
           income taxes, at the statutory rate                $72,349             $90,299            $79,546

         Tax effect of:
           Tax-exempt interest                                (32,428)            (34,914)           (35,660)
           Original issue discount                                  -                   -             (2,511)
           Other, net                                          (3,949)             (3,393)               109
                                                               ------             -------            --------
         Provision for income taxes                           $35,972             $51,992            $41,484
                                                              =======             =======            =======


         The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability or asset at December 31, 2000 and 1999 are presented below (in thousands):

                                                                                  2000                      1999
                                                                                --------                   --------

        Deferred tax assets:
             Unrealized losses on fixed maturity
             securities, available for sale                                            -                   $25,287
             Loss and loss adjustment expense reserves                            $9,618                     8,638
             AMT credit carry forward                                              3,456                     3,456
             Other                                                                 2,020                     1,458
                                                                                --------                   --------

        Total gross deferred tax assets                                           15,094                    38,839
                                                                                --------                   --------

        Deferred tax liabilities:
             Unrealized gains on fixed maturity
             securities, available-for-sale                                      $11,838                         -
             Deferred acquisition costs                                           23,951                    25,106
             Premium revenue recognition                                          48,848                    45,709
             Rate differential on tax and loss bonds                               9,454                     9,454
             Profit Commission                                                     2,590                     2,500
             Other                                                                 3,633                     2,416
                                                                                --------                   -------

        Total gross deferred tax liabilities                                     100,314                    85,185
                                                                                --------                   -------

        Net deferred tax liability                                               $85,220                   $46,346
                                                                                ========                   =======


         Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 2000 and 1999. The Company anticipates that the related deferred tax asset will be realized based on future profitable business.

         Total federal income tax payments/(receipts) during 2000, 1999 and 1998 were $22.6 million, $60.4 million, and $(8.7) million, respectively.



Financial Guaranty Insurance
Company                              Notes to Financial Statements (Continued)
------------------------------------------------------------------------------

(6)      Reinsurance

         The Company reinsures portions of its risk with other insurance companies through quota share reinsurance treaties and, where warranted, on a facultative basis. This process serves to limit the Company's exposure on risks underwritten. In the event that any or all of the reinsuring companies were unable to meet their obligations, the Company would be liable for such defaulted amounts. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. The Company holds collateral under reinsurance agreements in the form of letters of credit and trust agreements in various amounts with various reinsurers totaling $69.8 million that can be drawn on in the event of default.

         Net premiums earned are presented net of ceded earned premiums of $19.8 million, $29.5 million and $25.3 million for the years ended December 31, 2000, 1999 and 1998, respectively. Loss and loss adjustment expenses incurred are presented net of ceded losses of $1.9 million, $0.2 million and $0.9 million for the years ended December 31, 2000, 1999 and 1998, respectively.

         In accordance with amendments to existing reinsurance agreements, the Company received additional ceding commission income of $3.3 million in 2000 and $6.2 million in 1999 from the reinsurers. In addition, the Company bought back $14.4 million of ceded premium from the reinsurer and subsequently ceded the risk to a different reinsurer in 1999.

(7)      Loss and Loss Adjustment Expenses

         Activity in the reserve for loss and loss adjustment expenses is summarized as follows (in thousands):


                                                                                     Year Ended December 31,
                                                                           -------------- --- -------------- --- --------------
                                                                               2000               1999               1998
                                                                           --------------     --------------     --------------

          Balance at January 1,                                             $45,201            $59,849            $76,926
             Less reinsurance recoverable                                    (8,118)            (8,115)            (8,220)
                                                                           --------------     --------------     --------------
          Net balance at January 1,                                          37,083             51,734             68,706
                                                                           --------------     --------------     --------------

          Incurred related to:
          Current year                                                          119              2,407                568
          Prior years                                                           631             (6,592)            (1,290)
          Portfolio reserves                                                  2,800             (7,000)             3,900
                                                                           --------------     --------------     --------------

          Total incurred                                                      3,550            (11,185)             3,178
                                                                           --------------     --------------     --------------

          Paid related to:
          Current year                                                           (6)                 -                  -
          Prior years                                                        (2,876)            (3,466)           (20,150)

          Total paid                                                         (2,882)            (3,466)           (20,150)
                                                                           --------------     --------------     --------------

          Net balance at December 31,                                        37,751             37,083             51,734
             Plus reinsurance recoverable                                     8,956              8,118              8,115
                                                                           --------------     --------------     --------------
          Balance at December 31,                                           $46,707            $45,201            $59,849
                                                                           ==============     ==============     ==============




Financial Guaranty Insurance
Company                              Notes to Financial Statements (Continued)
------------------------------------------------------------------------------

         The changes in incurred portfolio and case reserves principally relates to business written in prior years. The changes are based upon an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. Due to improvements on specific credits, items were removed from the credit watchlist causing a reduction in the portfolio loss reserves.

         (8)      Related Party Transactions

         The Company has various agreements with subsidiaries of General Electric Company ("GE") and GE Capital. These business transactions include appraisal fees and due diligence costs associated with underwriting structured finance mortgage-backed security business; payroll and office expenses incurred by the Company's international branch offices but processed by a GE subsidiary; investment fees pertaining to the management of the Company's investment portfolio; and telecommunication service charges. Approximately $1.3 million, $2.6 million and $3.2 million in expenses were incurred in 2000, 1999 and 1998, respectively, related to such transactions.

         The Company also insured certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $0.3 million in 2000, $0.4 million in 1999, and $0.5 million in 1998. As of December 31, 2000, par outstanding on these deals before reinsurance was $83.1 million.

         The Company insures bond issues and securities in trusts that were sponsored by affiliates of GE (approximately 1 percent of gross premiums written) in 2000, 1999 and 1998.

(9)      Compensation Plans

         Officers and other key employees of the Company participate in the Parent's incentive compensation, deferred compensation and profit sharing plans. Expenses incurred by the Company under compensation plans and bonuses amounted to $2.5 million, $2.6 million and $2.2 million in 2000, 1999 and 1998, respectively, before deduction for related tax benefits.

(10)     Dividends

         Under New York insurance law, the Company may pay a dividend only from earned surplus subject to the following limitations: (a) statutory surplus after such dividend may not be less than the minimum required paid-in capital, which was $66.4 million in 2000 and 1999, and (b) dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined by New York insurance law, for the 12 month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department. At December 31, 2000 and 1999, the amount of the Company's surplus available for dividends was approximately $0.0 million and $127.2 million, respectively, without prior approval.

         During 2000 and 1999, the Company declared dividends of $250.0 million, and $100.0 million, respectively. Of the $250 million in dividiends declared in 2000, $200 million was approved by the State of New York Insurance Department as an extraordinary dividend.



Financial Guaranty Insurance
Company                              Notes to Financial Statements (Continued)
------------------------------------------------------------------------------

(11)     Financial Instruments

         Fair Value of Financial Instruments

         The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

         Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values is estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the balance sheets and in Note 4.

         Short-Term Investments: Short-term investments are carried at cost, which approximates fair value.

         Cash, Receivable for Securities Sold, and Payable for Securities
         Purchased: The carrying amounts of these items approximate their fair values.

     The estimated fair values of the Company's financial instruments at December 31, 2000 and 1999 are as follows (in thousands):


                                                                          2000                              1999
                                                              -------------------------        ---------------------------
                                                              Carrying          Fair              Carrying         Fair
                                                               Amount           Value              Amount          Value
                                                              --------         -------           -----------      --------

         Financial Assets

            Cash

               On hand and in demand accounts               $      991       $      991        $      924        $      924
            Short-term investments                          $  123,932       $  123,932        $  114,776        $  114,776
            Fixed maturity securities                       $2,451,217       $2,451,217        $2,412,504        $2,412,504


         Financial Guaranties: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, and loss and loss adjustment expense reserves. Estimated fair values of these guaranties are based on amounts currently charged to enter into similar agreements (net of applicable ceding commissions), discounted cash flows considering contractual revenues to be received adjusted for expected prepayments, the present value of future obligations and estimated losses, and current interest rates. The estimated fair values of such financial guaranties range between $367.4 million and $400.7 million compared to a carrying value of $418.4 million as of December 31, 2000 and between $335.3 million and $364.1 million compared to a carrying value of $410.4 million as of December 31, 1999.

         As of December 31, 2000 and 1999, the net present value of future premiums was $80.7 million and $55.7 million, respectively.



Financial Guaranty Insurance
Company                              Notes to Financial Statements (Continued)
------------------------------------------------------------------------------

         Concentrations of Credit Risk

         The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios and underlying levels of protection such as insurance or overcollateralization.

         In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the obligation insured by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral pledged varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

         As of December 31, 2000, the Company's total insured principal exposure to credit loss in the event of default by bond issuers was $150.6 billion, net of reinsurance of $39.6 billion. The Company's insured portfolio as of December 31, 2000 was broadly diversified by geography and bond market sector with no single debt issuer representing more than 1% of the Company's principal exposure outstanding, net of reinsurance.

         As of December 31, 2000, the composition of principal exposure by type of issue, net of reinsurance, was as follows (in millions):

                                                                       Net
                                                                    Principal
                                                                   Outstanding
                                                                   -----------
         Municipal:
           General obligation                                       $85,911.0
           Special revenue                                           49,541.7
           Industrial revenue                                           368.0
           Non-municipal                                             14,803.3
                                                                   -----------
         Total                                                     $150,624.0
                                                                   ===========

         As of December 31, 2000, the composition of principal exposure ceded to reinsurers was as follows (in millions):

                                                                     Ceded
                                                                    Principal
                                                                  Outstanding
                                                                  -----------
         Reinsurer:
           Capital Re                                               $13,061.4
           Enhance Re                                                 8,833.2
           Other                                                     17,665.2
                                                                  -----------
             Total                                                  $39,559.8
                                                                  ===========

         The Company's gross and net exposure outstanding, which includes principal and interest, was $335,116.8 million and $261,088.6 million, respectively, as of December 31, 2000.



Financial Guaranty Insurance
Company                              Notes to Financial Statements (Continued)
------------------------------------------------------------------------------

         The Company is authorized to do business in 50 states, the District of Columbia, and in the United Kingdom and France. Principal exposure outstanding at December 31, 2000 by state, net of reinsurance, was as follows (in millions):

                                                                      Net
                                                                    Principal
                                                                   Outstanding
                                                                  -----------

         California                                                 $17,179.2
         New York                                                    14,274.1
         Florida                                                     13,686.7
         Pennsylvania                                                12,901.1
         Illinois                                                    10,722.5
         Texas                                                        7,404.9
         Michigan                                                     6,377.7
         New Jersey                                                   5,558.7
         Ohio                                                         4,043.0
         Arizona                                                      4,037.3
                                                                  -----------

         Sub-total                                                   96,185.2
         Other states                                                54,159.0
         International                                                  279.8
                                                                  -----------

         Total                                                     $150,624.0
                                                                  ===========

(13)     Commitments

         Total rent expense was $2.4 million, $2.6 million and $2.6 million in 2000, 1999 and 1998, respectively. For next year and in the aggregate as of December 31, 2000, the minimum future rental payments under noncancellable operating leases having remaining terms in excess of one year approximate (in thousands):

         Year                                                         Amount
        ---------                                                 -----------

        2001                                                           $2,911
                                                                  -----------

        Total minimum future rental payments                           $2,911
                                                                  ===========


Financial Guaranty Insurance
Company                              Notes to Financial Statements (Continued)
------------------------------------------------------------------------------


(14)     Comprehensive Income

         Comprehensive income requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Accumulated other comprehensive income of the Company consists of net unrealized gains on investment securities and foreign currency translation adjustments.

         The following are the reclassification adjustments (in thousands) for the years ended December 31, 2000, 1999 and 1998:


                                                                                           2000
                                                                    --------------------------------------------------------
                                                                    Before Tax                 Tax              Net of Tax
                                                                      Amount                 Expense              Amount
                                                                    ------------           -----------         -------------

             Unrealized holding gains arising
                during the period                                     $128,001               $44,801               $83,200
             Less: reclassification adjustment for
                gains realized in net income                           (21,929)               (7,675)              (14,254)
                                                                    ------------           -----------         -------------
             Unrealized gains on investments                          $106,072               $37,126               $68,946
                                                                    ============           ===========         =============



                                                                                           1999
                                                                    --------------------------------------------------------
                                                                    Before Tax                 Tax              Net of Tax
                                                                      Amount                 Expense              Amount
                                                                    ------------           -----------         -------------

              Unrealized holding (losses) arising
                 during the period                                   $(182,905)             $(64,017)            $(118,888)
              Less: reclassification adjustment for
                 gains realized in net income                          (32,878)              (11,507)              (21,371)
                                                                    ------------           -----------         -------------
              Unrealized losses on investments                       $(215,783)             $(75,524)            $(140,259)
                                                                    ============           ===========         =============



                                                                                           1998
                                                                    --------------------------------------------------------
                                                                    Before Tax                 Tax              Net of Tax
                                                                      Amount                 Expense              Amount
                                                                    ------------           -----------         -------------

              Unrealized holding gains arising
                 during the period                                     $42,606               $14,912               $27,694
              Less: reclassification adjustment for
                 gains realized in net income                          (29,360)              (10,276)              (19,084)
                                                                    ------------           -----------         -------------
              Unrealized gains on investments                          $13,246             $   4,636               $ 8,610
                                                                    ============           ===========         =============